Exhibit 99.1

Dragonfly Energy Reports First Quarter 2024 Financial and Operational Results

●	Dragonfly Energy has continued its expansion into the trucking industry, taking new orders for both its Battle Born® All-Electric APUs and Battle Born® Liftgate Power Systems from fleet operators since the beginning of 2024.

●	The Company is announcing certification of its energy storage products for use in oil & gas operations in North America, and identification of first customer within the sector.

●	The Company anticipates a continuing recovery in the RV market throughout 2024, which is expected to benefit the OEM business line, particularly with ongoing market share growth.

RENO, NEVADA (May 14, 2024) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), maker of Battle Born Batteries® and an industry leader in energy storage, today reported its financial and operational results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

●	Net Sales were $12.5 million, compared to $18.8 million in Q1 2023
●	Gross Profit was $3.1 million, compared to $4.7 million in Q1 2023
●	Operating expenses were $(8.9) million, compared to $(14.6) million in Q1 2023
●	Net Loss of $(10.4) million, compared to Net Income of $4.8 million in Q1 2023
●	Diluted Net Loss per share was $(0.17), compared to Net Income of $0.10 per share in Q1 2023
●	EBITDA was $(5.3) million, compared to $8.9 million in Q1 2023
●	Adjusted EBITDA was $(5.2) million, compared to $(5.1) million in Q1 2023

Operational and Business Highlights

●	The Company has begun taking orders for its Battle Born® All-Electric auxiliary power units (“APUs”) and Battle Born® Liftgate Power Systems from trucking providers and fleet operators
●	Today announced certification of the Company’s energy storage products for use in oil & gas operations in North America
●	Announced partnership with the National Forest Foundation to plant trees in honor of Earth Day (link)
●	Announced the results of a cost and sustainability assessment of the Company’s patented dry electrode battery manufacturing process, which concluded that Dragonfly Energy’s process was significantly more sustainable than conventional battery cell manufacturing processes (link)
●	Announced partnership with Velociti Inc. to provide the Company’s customers access to Velociti’s Instant ROI and VeloCare programs when deploying its Battle Born® All-Electric APU (link)
●	Announced receipt of the Business of the Year award for 2024 at the annual Nevada Business Awards (link)
●	Announced the successful production of lithium battery cells with PFAS-free electrodes, in anticipation of tightening regulation of “forever chemicals” (link)

“I am incredibly excited about where Dragonfly Energy stands right now as a company and our opportunities for growth over the long-term,” said Dr. Denis Phares, Chief Executive Officer of Dragonfly Energy. “Combining a valuable brand, a robust intellectual property portfolio, a recovering core market, and the potential for rapid expansion into significant adjacent markets we believe uniquely positions us to further transform the battery industry. Our focus remains on the cost-effective domestic manufacturing of lithium battery cells, a technology we expect will be a critical component of the global energy landscape for decades to come.”

First Quarter 2024 Financial and Operating Results

First quarter 2024 Net Sales were $12.5 million, compared to $18.8 million in the first quarter of 2023. This decrease was primarily due to lower battery and accessory sales offset by a higher average sales price. For the first quarter 2024, direct-to-consumers (“DTC”) net sales decreased by $4.8 million, compared to $10.0 million in the first quarter of 2023 due to decreased customer demand for our products due to rising interest rates and inflation. Original equipment manufacturers (“OEM”) revenue decreased by $1.5 million, compared to $8.7 million in the first quarter of 2023 primarily due to the Company’s largest RV customer changing the Company’s product from a standard offering to an option. Excluding this customer, RV OEM sales were up 69% year over year for the first quarter 2024, largely due to sales to new customers such as Forest River, as well as standardization expansion of the Battle Born Batteries® Brand of products across Airstream and nuCamp’s product lines.

First quarter 2024 Gross Profit was $3.1 million, compared to $4.7 million in the first quarter of 2023. The decrease in the Company’s gross profit was primarily due to a lower unit volume of sales.

Operating Expenses in the first quarter of 2024 were $(8.9) million, compared to $(14.6) million in the first quarter of 2023. The decrease was primarily driven by reduced headcount, lower shipping costs, lower legal costs, and lower overall stock-based compensation costs.

Total Other Expense in the first quarter of 2024 was $(4.5) million, compared to Total Other Income of $14.7 million in the first quarter of 2023. Other expense of $(4.5) million in the quarter ended March 31, 2024 is comprised primarily of interest expense of $4.8 million related to our debt securities offset by a change in fair market value of warrant liability in the amount of $0.2 million.

The Company had a Net Loss of $(10.4) million, or $(0.17) per diluted share in the first quarter of 2024, compared to Net Income of $4.8 million or $0.10 per diluted share in the first quarter of 2023. This result was driven by lower sales partially offset by lower cost of goods sold, and lower operating expenses, and a decrease in other income (due to the change in fair market value of the Company’s warrants).

EBITDA in the first quarter of 2024 was $(5.3) million, compared to $8.9 million in the first quarter of 2023.

In the first quarter of 2024, Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of the Company’s warrants, and other one-time expenses, was a $(5.2) million, compared to a $(5.1) million for the first quarter of 2023.

The Company ended the first quarter with $8.5 million in cash, down from $12.7 million that was available as of the end year ended 2023. Dragonfly Energy’s uses of cash in the first quarter of 2024 included payment for critical cell manufacturing equipment, as well as acceleration of payments to vendors, who the Company sees as crucial partners as it expands into new markets.

The Company’s $150 million equity line of credit remains effectively unutilized. The Company believes that it controls appropriate levers to manage its liquidity position and enable it to execute on plans to enter new markets, take advantage of new opportunities, and continue research and development efforts.

Oil & Gas Market Entry

The Company is proud to announce that it has achieved full certification for its energy storage products to be deployed for use in oil & gas operations in North America. As a result of this certification, the Company is pleased to announce it is working with its previously announced partner, Connexa Energy Company (“Connexa”), to deliver a power product to market leading natural gas compressor packager Alegacy Equipment and their dedicated affiliate Agnes Systems.

The power system, which Connexa will integrate, will be used in natural gas compression equipment to reduce methane emissions across the oilfield. The Company expects the first of these systems to be deployed over the summer.

Dragonfly Energy expects this new business line to begin contributing to net sales by the fourth quarter of 2024.

Q2 2024 Outlook

The Company believes that the RV market is showing signs of recovery. In addition, the Company believes that its entry into the heavy-duty trucking market, while still in its early stages, is gaining traction and has the potential to be a more meaningful revenue contributor in the second half of 2024.

Q2 2024 Guidance

●	Net Sales are expected to range between $14.0 - $15.0 million
●	Gross Margin is expected in the range of 24.0% - 26.0%
●	Operating Expenses are expected to be in a range of $(8.5) - $(9.5) million
●	Other Income (Expense) is expected be an expense in the range of $(3.0) – $(4.0) million
●	Net Loss is expected to be between $(8.0) - $(10.0) million for the second quarter of 2024, or $(0.13) - $(0.16) per share based on approximately 61.0 million shares outstanding

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its first quarter 2024 financial and operational results this afternoon, Tuesday, May 14, 2024, at 5:00 pm E.T. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (646) 564-2877, toll-free in North America (800) 549-8228, or for international callers +1 (289) 819-1520, and referencing conference ID: 23810. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2024, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of the coronavirus disease pandemic, including any mutations or variants thereof and/or the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Caldwell Bailey

ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of
	March 31, 2024	December 31, 2023
Current Assets
Cash	$8,501	$12,713
Accounts receivable, net of allowance for credit losses	2,247	1,639
Inventory	33,578	38,778
Prepaid expenses	843	772
Prepaid inventory	1,468	1,381
Prepaid income tax	345	519
Other current assets	709	118
Total Current Assets	47,691	55,920
Property and Equipment
Property and Equipment, Net	16,770	15,969
Operating lease right of use asset	23,988	3,315
Total Assets	$88,449	$75,204

Current Liabilities
Accounts payable	$9,550	$10,258
Accrued payroll and other liabilities	8,295	7,107
Accrued tariffs	1,800	1,713
Customer deposits	231	201
Uncertain tax position liability	91	91
Notes payable, net of deferred financing fees	21,837	19,683
Operating lease liability, current portion	1,682	1,288
Financing lease liability, current portion	37	36
Total Current Liabilities	43,523	40,377
Long-Term Liabilities
Warrant liabilities	4,227	4,463
Accrued expenses, long-term	69	152
Operating lease liability, net of current portion	22,763	2,234
Financing lease liability, net of current portion	56	66
Total Long-Term Liabilities	27,115	6,915
Total Liabilities	70,638	47,292

Equity
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively
Common stock, 250,000,000 shares at $0.0001 par value, authorized, 60,260,282 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	-	-
	6	6
Additional paid in capital	69,711	69,445
Retained deficit	(51,906)	(41,539)
Total Equity	17,811	27,912
Total Liabilities and Stockholders’ Equity	$88,449	$75,204

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

For the Three Months Ended March 31,

(in thousands, except share and per share data)

	2024	2023

Net Sales	$12,505	$18,791

Cost of Goods Sold	9,454	14,124

Gross Profit	3,051	4,667

Operating Expenses
Research and development	1,333	880
General and administrative	4,813	9,495
Selling and marketing	2,744	4,184

Total Operating Expenses	8,890	14,559

Loss From Operations	(5,839)	(9,892)

Other Income (Expense)
Interest expense	(4,760)	(3,856)
Other Expense	(4)	-
Change in fair market value of warrant liability	236	18,523
Total Other (Expense) Income	(4,528)	14,667

Net (Loss) Income Before Taxes	(10,367)	4,775

Income Tax (Benefit) Expense	-	-

Net (Loss) Income	$(10,367)	$4,775

Net (Loss) Income Per Share- Basic	$(0.17)	$0.11
Net (Loss) Income Per Share- Diluted	$(0.17)	$0.10
Weighted Average Number of Shares- Basic	60,260,282	45,104,515
Weighted Average Number of Shares- Diluted	60,260,282	48,455,996

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Three Months Ended March 31,

(in thousands)

	2024	2023
Cash flows from Operating Activities
Net (Loss) Income	$(10,367)	$4,775
Adjustments to Reconcile Net Income (Loss) to Net Cash Used in Operating Activities
Stock based compensation	266	4,487
Amortization of debt discount	894	219
Change in fair market value of warrant liability	(236)	(18,523)
Non-cash interest expense (paid-in-kind)	1,260	1,238
Provision for credit losses	47	52
Depreciation and amortization	332	297
Amortization of right of use assets	422	308
Loss on disposal of property and equipment	-	116
Changes in Assets and Liabilities
Accounts receivable	(655)	(1,577)
Inventories	5,200	(1,966)
Prepaid expenses	(71)	(196)
Prepaid inventory	(87)	299
Other current assets	(591)	(129)
Income taxes payable	174	-
Accounts payable and accrued expenses	(100)	6,465
Accrued tariffs	87	117
Customer deposits	30	180
Total Adjustments	6,972	(8,613)
Net Cash Used in Operating Activities	(3,395)	(3,838)

Cash Flows From Investing Activities
Purchase of property and equipment	(817)	(589)
Net Cash Used in Investing Activities	(817)	(589)

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Three Months Ended March 31,

(in thousands)

	2024	2023
Cash Flows From Financing Activities
Proceeds from public offering, net	-	597
Proceeds from note payable, related party	2,700	1,000
Repayment of note payable, related party	(2,700)	-
Proceeds from exercise of public warrants	-	747
Proceeds from exercise of options	-	93
Net Cash Provided by Financing Activities	-	2,437

Net Decrease in Cash and cash equivalents	(4,212)	(1,990)
Cash and cash equivalents - Beginning of period	12,713	17,781
Cash and cash equivalents - end of period	$8,501	$15,791

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$2,390	$2,003
Purchases of property and equipment, not yet paid	$412	$352
Recognition of right of use asset obtained in exchange for operating lease liability	$21,095	$-
Cashless exercise of liability classified warrants	$-	$10,167

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Source: Dragonfly Energy Holdings Corp.